EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119849) of QSGI INC. (formerly WindsorTech, Inc.) of our report dated April 14, 2008, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ RubinBrown LLP

St. Louis, Missouri
April 14, 2008